LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints NeeChu Mei and Esther Song as the undersigned’s true and lawful attorney-in- fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)
prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Synaptics Incorporated, a Delaware corporation (the “Company”), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act;

(3)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4)
perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)
this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)
any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)
neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act,

(ii) any liability of the undersigned for any failure to comply with such requirements, or

(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney supersedes and revokes any and all previous powers of attorney executed with regards to the same subject matter as agreed to herein. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 12, 2024.

Ken Rizvi

ELECTRONIC SIGNATURE ATTESTATION
(SEC FILINGS)

The undersigned, in his or her personal capacity or as an officer, director or duly authorized representative of SYNAPTICS INCORPORATED or any of its subsidiaries (collectively, the “Company”), may from time to time be a signatory to a report, registration statement or other document (or any amendment thereto) electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company or the undersigned (each, an “electronic filing”) and, in connection therewith, be required to manually or electronically sign a signature page or other document (each, an “electronic signature”) authenticating, acknowledging, or otherwise adopting his or her signature that appears in typed form within such electronic filing (such document, an “Authentication Document”) in accordance with applicable rules and regulations of the SEC, including Rule 302(b) of Regulation S-T.

The undersigned hereby acknowledges and agrees that the use of the undersigned’s electronic signature to an Authentication Document provided in connection with an electronic filing constitutes the legal equivalent of the undersigned’s manual signature for purposes of authenticating his or her signature to such electronic filing for which it is provided.

The undersigned further acknowledges that the Company is required to retain this Electronic Signature Attestation for as long as the undersigned may use an electronic signature to sign an Authentication Document and for a minimum period of seven years after the date of the most recent electronically signed Authentication Document.

This Electronic Signature Attestation shall remain in full force and effect unless and until revoked by the undersigned in a signed writing delivered to the Secretary of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Electronic Signature Attestation as of July

12, 2024.

Name: Ken Rizvi

Title: SVP & Chief Financial Officer